EXHIBIT 99.2

FOR IMMEDIATE RELEASE

Keurig Dr Pepper to Increase its Annual Dividend by 25%
Company also Declares Regular Quarterly Dividend for First Quarter

BURLINGTON, MA, and PLANO, TX (February 25, 2021) – Keurig Dr Pepper (NASDAQ: KDP) announced today that its Board of Directors has approved a 25% increase in its annualized dividend rate to $0.75 per share, from the current annualized rate of $0.60 per share, effective with the Company’s regular quarterly dividend to be announced in the second quarter of 2021, subject to official declaration by the Board of Directors. This 25% increase will result in growth of 12.5% in dividends paid in 2021 and another 11.1% increase in dividends paid in 2022, given the calendar timing of both the increase and dividend payments. Due to KDP’s strong free cash flow generation and despite the 25% annualized dividend increase, the Company’s dividend payout ratio is expected to remain less than 50% of free cash flow.
KDP also announced that its Board of Directors has declared a regular quarterly cash dividend of $0.15 per share, payable in U.S. dollars, on the Company’s common stock. The regular quarterly dividend will be paid on April 15, 2021 to shareholders of record on April 1, 2021.
Commenting on the announcement, Keurig Dr Pepper CFO and President, International, Ozan Dokmecioglu, stated, “We have rapidly reduced our leverage since the merger and are now in the position to also allocate additional capital to shareholders, while continuing to reinvest in the business. The exceptional free cash flow generation of KDP enables us this flexibility without compromising our ability to continue to reduce leverage to our targeted level by year-end.”
Investors:
Tyson Seely
T: 781-418-3352 / tyson.seely@kdrp.com
Steve Alexander
T: 972-673-6769 / steve.alexander@kdrp.com

Media:
Katie Gilroy
T: 781-418-3345 / katie.gilroy@kdrp.com

ABOUT KEURIG DR PEPPER
Keurig Dr Pepper (KDP) is a leading beverage company in North America, with annual revenue in excess of $11 billion and nearly 27,000 employees. KDP holds leadership positions in soft drinks, specialty coffee and tea, water, juice and juice drinks and mixers, and markets the #1 single serve coffee brewing system in the U.S. and Canada. The Company’s portfolio of more than 125 owned, licensed and partner brands is designed to satisfy virtually any consumer need, any time, and includes Keurig®, Dr Pepper®, Green Mountain Coffee Roasters®, Canada Dry®, Snapple®, Bai®, Mott's®, CORE® and The Original Donut Shop®. Through its powerful sales and distribution network, KDP can deliver its portfolio of hot and cold beverages to nearly every point of purchase for consumers. The Company is committed to sourcing, producing and distributing its beverages responsibly through its Drink Well. Do Good. corporate responsibility platform, including efforts around circular packaging, efficient natural resource use and supply chain sustainability. For more information, visit, www.keurigdrpepper.com.

FORWARD LOOKING STATEMENTS
Certain statements contained herein are “forward-looking statements” within the meaning of applicable securities laws and regulations. These forward-looking statements can generally be identified by the use of words such as “outlook,” “guidance,” “anticipate,” “expect,” “believe,” “could,” “estimate,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will,” “would,” and similar words, phrases or expressions and variations or negatives of these words, although not all forward-looking statements contain these identifying words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements regarding the estimated or anticipated future results of the combined company following the combination of Keurig Green Mountain, Inc. (“KGM”) and Dr Pepper Snapple Group, Inc. (“DPS” and such combination, the “transaction”), the anticipated benefits of the transaction, including estimated synergies and cost savings, the long-term merger targets, and other statements that are not historical facts. These statements are based on the current expectations of our management and are not predictions of actual performance.
These forward-looking statements are subject to a number of risks and uncertainties regarding the company’s business and the transaction and actual results may differ materially. These risks and uncertainties include, but are not limited to: (i) the impact the significant additional debt incurred in connection with the transaction may have on our ability to operate our business, (ii) risks relating to the integration of the KGM and DPS operations, products and employees into the combined company and assumption of certain potential liabilities of KGM and the possibility that the anticipated synergies and other benefits of the transaction, including cost savings, will not be realized or will not be realized within the expected timeframe, (iii) the impact of the global COVID-19 pandemic, and (iv) risks relating to the businesses and the industries in which our combined company operates. These risks and uncertainties, as well as other risks and uncertainties, are more fully discussed in the Company’s filings with the SEC, including our Annual Report on Form 10-K and subsequent filings. While the lists of risk factors presented here and in our public filings are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Any forward-looking statement made herein speaks only as of the date of this document. We are under no obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by applicable laws or regulations.